Exhibit 99.1

SL Industries Announces Forecasts for Fourth Quarter and
Full Year Net Sales and Income from Continuing Operations

MT. LAUREL, NEW JERSEY, January 5, 2012 . . . SL INDUSTRIES, INC. (NYSE AMEX: SLI) today announced forecasts for certain financial results for the fourth quarter and full year ended December 31, 2011.

SL announced that, based on current information, it forecasts that net sales for the fourth quarter of 2011 will be between $50 million and $52 million and between $211 million and $213 million for the full year ended December 31, 2011. SL also forecasts income from continuing operations in the range of $2.8 million to $3.2 million in the fourth quarter of 2011 and $12.5 million to $12.9 million in the full year ended December 31, 2011.

By comparison, net sales on a comparable basis were $50.7 million and income from continuing operations was $4.1 million for the fourth quarter of 2010 and the Company reported net sales of $189.8 million and income from continuing operations of $9.8 million for the full year ended December 31, 2010.

Discontinued Operations

Discontinued operations consist primarily of costs related to environmental matters at five sites in the state of New Jersey that were locations of operations discontinued by the Company. The Company has incurred and will continue to incur expenses related to environmental work and legal expenses related to these sites. The Company is not including the results of discontinued operations in this forecast.

The Company is involved in on-going negotiations with the US Department of Justice and the US Environmental Protection Agency regarding remediation and past costs for operable units 1 and 2 located on or near its Pennsauken site which was named as part of the Puchack Well Field Superfund Site in 1998. Historically, a Company wholly-owned subsidiary operated a chrome plating facility at the site referred to as operable unit 2. The Company continues to monitor this matter, as well as the on-going negotiations with regulatory authorities to resolve this matter, and to review the amount of reserves held against future costs and expenses, and may increase such reserves in the future. The ultimate outcome of this matter and other environmental issues and its impact on the Company is inherently uncertain. For further information, see Note 12 (Commitments and Contingencies) of the Notes to the Consolidated Financial Statements included in Part I of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with Securities and Exchange Commission (the “SEC”) on November 9, 2011; and Note 13 (Commitments and Contingencies) of the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 31, 2011.

About SL Industries, Inc.

SL Industries, Inc. designs, manufactures and markets power electronics, power motion, power protection, tele-protection and communications equipment and systems that is used in a variety of medical, aerospace, computer, datacom, industrial, telecom, transportation and electric power utility applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SL’s current expectations and projections about its future results, performance, prospects and opportunities. SL has tried to identify these forward-looking statements by using words such as "forecast," "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SL’s need for a new Credit Facility and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company's stock price and the potential fluctuation in its operating results. Although SL believes that the expectations reflected in these forward looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Except as otherwise required by Federal securities laws, SL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Contact

SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail: louis.belardi@slindustries.com
Phone: 856.727.1500 x5525